Exhibit 99.2

[letterhead of Marc S. Goodman]

September 28, 2006

Louis B. Bernstein
President and Chief Executive Officer
Xethanol Corporation
1185 Avenue of the Americas
New York, NY 10036

Dear Lou:

I hereby resign as a member of the Board of Directors of Xethanol Corporation (the “Company”), effective immediately.

This resignation is for personal reasons and is not the result of a disagreement with management regarding the operations, policies or practices of the company.

Very truly yours,

/s/ Marc S. Goodman
Marc S. Goodman